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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 Registration Statement on Form S-3 of our report dated January 30, 2002 except for Note 13 for which the date is March 29, 2002 relating to the financial statements, which appears in First Virtual Communications' Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the incorporation by reference of our report, dated January 30, 2002, relating to the financial statement schedule, which appears in First Virtual Communications' Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 28, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS